                                   VOTING AGREEMENT


     THIS VOTING AGREEMENT is made and entered into as of January 27, 1999 (this "VOTING AGREEMENT"), by and between Yahoo! Inc., a California corporation ("YAHOO!"), and the party identified on the signature page hereto
("STOCKHOLDER").


                                       RECITALS


     A. Yahoo!, Home Page Acquisition Corp., a Delaware corporation and a newly formed wholly owned direct subsidiary of Yahoo! ("MERGER SUB"), and GeoCities, a Delaware corporation ("GEOCITIES"), have contemporaneously with the execution of this Voting Agreement entered into an Agreement and Plan of Merger dated as of January 27, 1999 (the "MERGER AGREEMENT") which provides, among other things, that Merger Sub shall be merged (the "MERGER") with and into GeoCities pursuant to the terms and conditions thereof;


     B. As an essential condition and inducement to Yahoo! to enter into the Merger Agreement and in consideration therefor, Stockholder and Yahoo! have agreed to enter into this Voting Agreement; and


     C. As of the date hereof, the Stockholder owns of record and beneficially the shares of common stock, par value $0.001 per share, of GeoCities ("GEOCITIES COMMON STOCK") set forth on the signature page hereto and desires to enter into this Agreement with respect to such shares of GeoCities Common Stock;


     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein and in the Merger Agreement, the parties hereto agree as follows:


                                      ARTICLE I


     1.   VOTING OF SHARES.


          1.1 VOTING AGREEMENT. Stockholder hereby agrees to (a) appear, or cause the holder of record on any applicable record date (the "RECORD HOLDER") to appear for the purpose of obtaining a quorum at any annual or special meeting of stockholders of the GeoCities and at any adjournment thereof at which matters relating to the Merger, the Merger Agreement or any transaction contemplated thereby are considered and (b) vote, or cause the Record Holder to vote, in person or by proxy, all of the shares of the GeoCities Common Stock owned by Stockholder, or with respect to which such Stockholder has or shares voting power or control, and all of the shares of GeoCities Common Stock which shall, or with respect to which voting power or control shall, hereafter be acquired by Stockholder (collectively, the "SHARES") in favor of the Merger, the Merger Agreement and the transactions contemplated by the Merger Agreement. In the event written consents are solicited or otherwise sought from stockholders of GeoCities with respect to approval or adoption of the Merger Agreement, with respect to the approval of the Merger or with respect to any of the other actions contemplated by the Merger Agreement, Stockholder shall (unless otherwise directed by Yahoo!) execute, or cause the Record Holder to execute, with respect to all Shares a written consent or written consents to such proposed action.


          1.2 GRANT OF PROXY. In furtherance of the foregoing, Stockholder, by this Agreement, with respect to all Shares now owned of record or that may hereafter be acquired by Stockholder at anytime prior to the Effective Time, does hereby constitute and appoint Yahoo! and Merger Sub, or any nominee of Yahoo! and Merger Sub, with full power of substitution, for the date hereof to the earlier to occur of the termination of this Voting Agreement or the Effective Time, as its true and lawful attorney and proxy (its "PROXY"), for and in its name, place and stead, to demand that the Secretary of GeoCities call a special meeting of stockholders of GeoCities for the purpose of considering any action related to the Merger Agreement and to vote each of such Shares as its Proxy at every annual, special or adjourned meeting of stockholders of GeoCities, including the right to sign its name (as stockholder) to any consent, certificate or other document relating to GeoCities that the law of the State of Delaware may permit or require, in favor of the Merger, the Merger Agreement and the transactions contemplated by the Merger Agreement. This Proxy and power of attorney is irrevocable to the fullest extent permitted by the law of the State of Delaware and is coupled with an interest.


          1.3 FURTHER ASSURANCES. Stockholder shall perform such further acts and execute such further documents and instruments as may reasonably be required to vest in Yahoo! and Merger Sub the power to carry out and give effect to the provisions of this Voting Agreement.


          1.4 NO OWNERSHIP INTEREST. Nothing contained in this Voting Agreement shall be deemed to vest in Yahoo! any direct or indirect ownership or incidence of ownership of or with respect to any Shares. All rights, ownership and economic benefits of and relating to the Shares shall remain and belong to Stockholder, and Yahoo! shall have no authority to manage, direct, superintend, restrict, regulate, govern, or administer any of the policies or operations of the GeoCities or exercise any power or authority to direct Stockholder in the voting of any of the Shares, except as otherwise provided herein, or the performance of Stockholder's duties or responsibilities as a stockholder of the GeoCities.


          1.5 DOCUMENTS DELIVERED. Stockholder acknowledges receipt of copies of the following documents:


               (a) the Merger Agreement and all Exhibits and Schedules thereto; and

               (b) each report filed with the Securities and Exchange Commission by the Yahoo! on Forms 8-K and 10-Q since August 1, 1998.

          1.6 NO INCONSISTENT AGREEMENTS. Each Stockholder hereby covenants and agrees that, except as contemplated by this Voting Agreement and the Merger Agreement, the Stockholder (a) has not entered, and shall not enter at any time while this Voting Agreement remains in effect, into any voting agreement and (b) has not granted, and shall not grant at any time while this Voting Agreement remains in effect, a proxy or power of attorney, in either case which is inconsistent with this Voting Agreement.


                                      ARTICLE II


     2.   TRANSFER.


          2.1  TRANSFER OF TITLE.


               (a) Stockholder hereby covenants and agrees that Stockholder will not, prior to the termination of this Voting Agreement, either directly or indirectly, sell, assign, pledge, hypothecate, transfer, exchange, or dispose ("TRANSFER") of any Shares or options to purchase GeoCities Common Stock ("OPTIONS") or any other securities or rights convertible into or exchangeable for shares of GeoCities Common Stock, owned either directly or indirectly by Stockholder or with respect to which Stockholder has the power of disposition, whether now or hereafter acquired, without the prior written consent of Yahoo!; PROVIDED that nothing contained herein will be deemed to restrict the exercise of Options; and PROVIDED FURTHER that the foregoing requirements shall not prohibit any Transfer to any person or entity where as a pre-condition to such Transfer the transferee agrees to be bound by all of the terms and conditions of this Voting Agreement and delivers a duly executed copy of this Voting Agreement to Yahoo! to evidence such agreement.


               (b) Stockholder hereby agrees and consents to the entry of stop transfer instructions by the GeoCities against the transfer of any Shares consistent with the terms of Section 2.1(a) hereof.


                                     ARTICLE III


     3. REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER. Stockholder hereby represents and warrants to Yahoo! as follows:


          3.1 AUTHORITY RELATIVE TO THIS AGREEMENT. Stockholder is competent to execute and deliver this Voting Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Voting Agreement has been duly and validly executed and delivered by Stockholder and, assuming the due authorization, execution and delivery by Yahoo!, constitutes a legal, valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms.


          3.2 NO CONFLICT. The execution and delivery of this Voting Agreement by Stockholder does not, and the performance of this Voting Agreement by Stockholder shall not, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance, on any of the Shares or Options pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Stockholder is a party or by which Stockholder or the Shares or Options are bound or affected.


          3.3 TITLE TO THE SHARES. The Shares and Options held by Stockholder are owned free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on Stockholder's voting rights, charges and other encumbrances of any nature whatsoever, and Stockholder has not appointed or granted any proxy, which appointment or grant remains effective, with respect to the Shares (other than under this Voting Agreement).


                                      ARTICLE IV


     4.   MISCELLANEOUS.


          4.1 NO SOLICITATION. From the date hereof until the Effective Time or, if earlier, the termination of the Merger Agreement, Stockholder shall not (whether directly or indirectly through advisors, agents or other intermediaries) (a) solicit, initiate or encourage any Acquisition Proposal or
(b) engage in discussions or negotiations with, or disclose any non-public information relating to the GeoCities or its subsidiaries to any person that has made an Acquisition Proposal or has advised Stockholder, or to its knowledge, GeoCities or any other stockholder of the GeoCities, that such person is interested in making an Acquisition Proposal.


          4.2 TERMINATION. This Agreement shall terminate upon the earliest to occur of (a) the termination of the Merger Agreement in accordance with its terms or (b) the Effective Time. Upon such termination, no party shall have any further obligations or liabilities hereunder, PROVIDED that no such termination shall relieve any party from liability for any breach of this Voting Agreement prior to such termination.


          4.3 ENFORCEMENT OF AGREEMENT. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Voting Agreement were not performed in accordance with its specified terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Voting Agreement and to specific performance of the terms and provisions hereof in addition to any other remedy to which they are entitled at law or in equity.


          4.4 SUCCESSORS AND AFFILIATES. This Voting Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, legal representatives and permitted assigns. If Stockholder shall at any time hereafter acquire ownership of, or voting power with respect to, any additional Shares in any manner, whether by the exercise of any Options or any securities or rights convertible into or exchangeable for shares of GeoCities Common Stock, by operation of law or otherwise, such Shares shall be held subject to all of the terms and provisions of this Voting Agreement. Without limiting the foregoing,

Stockholder specifically agrees that the obligations of Stockholder hereunder shall not be terminated by operation of law, whether by death or incapacity of Stockholder or otherwise.


          4.5 ENTIRE AGREEMENT. This Voting Agreement together with the Affiliates Agreements, in the form attached as EXHIBIT B to the Merger Agreement, if and to the extent entered into by Stockholder and Yahoo!, constitutes the entire agreement among Yahoo! and Stockholder with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among Yahoo! and Stockholder with respect to the subject matter hereof.


          4.6 CAPTIONS AND COUNTERPARTS. The captions in this Voting Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Voting Agreement. This Voting Agreement may be executed in several counterparts, each of which shall constitute one and the same instrument.


          4.7 AMENDMENT. This Voting Agreement may not be amended except by an instrument in writing signed by the parties hereto.


          4.8 WAIVERS. Except as provided in this Voting Agreement, no action taken pursuant to this Voting Agreement, including without limitation any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Voting Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a wavier of any prior or subsequent breach of the same or any other provision hereunder.


          4.9 SEVERABILITY. If any term or other provision of this Voting Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Voting Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Voting Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in a mutually acceptable manner in order that the terms of this Voting Agreement remain as originally contemplated to the fullest extent possible.


          4.10 NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made and shall be effective upon receipt, if delivered personally, upon receipt of a transmission confirmation if sent by facsimile (with a confirming copy sent by overnight courier) and on the next business day if sent by Federal Express, United Parcel Service, Express Mail or other reputable overnight courier to the parties at the following addresses (or at such other address for a party as shall be specified by notice):


          If to Stockholder:   At the address set forth opposite Stockholder's
                               name on the signature page hereto

With a copy to:     Brobeck, Phleger & Harrison LLP
                    38 Technology Drive
                    Irvine, California 92618
                    Attention:  Richard A. Fink
                    Telephone No.:  (949) 790-6300
                    Telecopy No.:  (949) 790-6301


If to Yahoo!
or Merger Sub:      Yahoo! Inc.
                    3420 Central Expressway
                    Santa Clara, California 95051
                    Attention:  Chief Executive Officer
                    Telephone No.:  (408) 731-3300
                    Telecopy No.:  (408) 731-3510


with a copy at the same address to the attention of the General Counsel and Secretary and with a copy to:


                    Venture Law Group
                    A Professional Corporation
                    2800 Sand Hill Road
                    Menlo Park, California 94025
                    Attention:  Steven J. Tonsfeldt
                    Telephone No.: (650) 854-4488
                    Telecopy No.:  (650) 233-8386



          4.11 GOVERNING LAW. This Voting Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware regardless of the laws that might otherwise govern under applicable principles of conflicts of law.


          4.12 DEFINITIONS. Capitalized terms used and not defined herein shall have the meaning set forth in the Merger Agreement.


          4.13 OFFICERS AND DIRECTORS. No person who is or becomes (during the term hereof) a director or officer of the GeoCities makes any agreement or understanding herein in his or her capacity as such director or officer, and nothing herein will limit or affect, or give rise to any liability to Stockholder by virtue of, any actions taken by any Stockholder in his or her capacity as an officer or director of the GeoCities in exercising its rights under the Merger Agreement.


          4.14 TREATMENT OF SHARES. If for any reason Stockholder shall be prohibited from selling the shares of Yahoo! Common Stock to be received by Stockholder in the Merger under the Registration Statement to be filed by Yahoo! in connection with the Merger, Yahoo! agrees that it shall grant to Stockholder registration rights that are consistent with those registration rights granted by Yahoo! to stockholders of corporations acquired by Yahoo! in 1998 in stock-for-stock merger transactions.


          4.15 INTERPRETATION. The parties have participated jointly in the negotiation of this Voting Agreement. In the event that an ambiguity or question of intent or interpretation arises, this Voting Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of the provisions of this Voting Agreement.




                              [SIGNATURE PAGE TO FOLLOW]

     IN WITNESS WHEREOF, each of the parties hereto have caused this Voting Agreement to be duly executed as of the date first written above.



                                   YAHOO! INC.

                                   By:
                                      --------------------------------
                                   Name:
                                        ------------------------------
                                   Title:
                                        ------------------------------

                                   STOCKHOLDER

                                   CMG@Ventures I, LLC
                                   By:
                                      --------------------------------
                                   Name:
                                        ------------------------------
                                   Title:
                                        ------------------------------
                                   Address:
                                          ----------------------------

                                          ----------------------------



Number of Shares of GeoCities
Common Stock owned: 8,267,888
                   --------------

Number of Shares of GeoCities
Common Stock as to which options
issued to Stockholder are
exercisable: 1,000,000
            ---------------------